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                                                                    Exhibit 10.8

                      "CONFIDENTIAL TREATMENT REQUESTED BY
                              ACTIVBIOTICS, INC."

                            CONFIDENTIAL INFORMATION

                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                               ACTIVBIOTICS, INC.
                                       AND
                            UNIVERSITY OF WASHINGTON

THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is entered into on May 16, 2003 ("Effective Date") by and between ActivBiotics, Inc, a Delaware corporation with its principal place of business at 128 Spring Street, Lexington, MA ("Licensee") and the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through its Office of Technology Licensing ("OTL"), with administrative offices at 4311 11th Avenue NE, Suite 500, Seattle, WA 98105 ("University") (individually the "Party" or collectively the "Parties").

                                    RECITALS

Whereas, University has developed and owns or is in possession of certain technology relating to diagnosis and treatment of arterial chlamydial granuloma, described in OTL# 1168-1291129DL ("UW Technology" as defined below) and developed by Dr(s) Cho Cho Kuo, Allan Shor, Dorothy L. Patton, Lee Ann Campbell and J Thomas Grayston;

Whereas, University and Licensee entered into an Exclusive Option Agreement dated June 13, 2002 ("Exclusive Option Agreement Between ActivBiotics, Inc. and the University of Washington" attached hereto as Exhibit A and incorporated herein by reference), which remains in full force and effect;

Whereas, University desires that UW Technology be used as broadly and as soon as possible in the public interest, and to this end desires to exclusively license UW Technology to a company capable of commercially exploiting UW Patent Rights (as defined below);

Whereas, Licensee wishes to obtain a license to UW Patent Rights and Licensee is under no contractual or other obligation which encumber, restrict, or limit any of the rights granted by University under this Agreement, and is committed to commercially exploiting UW Patent Rights; and

Whereas, University is willing to grant such a license to Licensee in order that Licensed Product(s) (as defined below) be made available on the commercial market.

Now Therefore, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.0 DEFINITIONS

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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                            CONFIDENTIAL INFORMATION

1.1 All capitalized terms used in this Agreement have the respective meanings ascribed to them in this Agreement and, unless indicated otherwise, are intended to include all derivative forms of the terms.

1.2 "Affiliate" means any entity that directly or indirectly controls, is controlled by, or is under common control with Licensee. For the purposes of this Paragraph 1.2 "control" means either the right to exercise more than 50% of the voting rights of an entity, including but not limited to, a controlled corporation or limited liability company or the power to direct or cause the direction of the management or policies of any other controlled entity. Affiliates shall mean only those companies listed on Exhibit 1.2, attached hereto and incorporated herein by reference, which may be amended from time to time only with prior written consent of an authorized representative of the University.

1.3 "Combination Product" shall mean any subject matter sold at a single price, including but not limited to, products and processes, containing both a component that constitutes a Licensed Product and one or more other active components that do not constitute Licensed Product.

1.4 "Confidential Information" means any information and materials of the University (biological, chemical, or otherwise) not generally known to the public. Confidential Information may be conveyed in written, graphic, oral, physical, or electronic form. Confidential Information shall include, without limitation, UW Technology Rights. Notwithstanding the foregoing, Licensee shall have no obligation of confidentiality relating to:

     1.4.1 any information of the University that is required to be disclosed by judicial or legislative action or government regulation;

     1.4.2 any information that is or becomes part of the public domain through no fault of Licensee;

     1.4.3 any information that is known to Licensee prior to the disclosure by University, as evidenced by documentation;

     1.4.4 any information that is publicly released as authorized under this Agreement by University, its employees or agents;

     1.4.5 any information that is subsequently obtained by Licensee from a duly authorized Third Party; or

     1.4.6 any information that is independently developed by Licensee without reliance on any portion of the Confidential Information received from University and without any breach of this Agreement as evidenced by documentation.

1.5 "Field of Use" means diagnosis and treatment of arterial chlamydial granuloma, which includes related arterial and coronary diseases or disorders caused by or influenced by arterial chlamydia granuloma lesions and infections.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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1.6 "Licensed Product" means a product or service, including but not limited to products, services and processes, which are covered within UW Patent Rights and/or UW Technology Rights.

1.7 "Licensed Territory" means worldwide.

1.8 "Net Sales" means the gross billed or invoiced amounts for Licensed Product(s) or Combination Product(s) less discounts and allowances given and actually taken and which are customary in Licensee's trade, other than those which permit a reduction in payment by the customer in exchange for early payment. Notwithstanding the foregoing, Net Sales will not be less than [***]% of gross billed or invoiced amounts. In the event that Licensed Product(s) or Combination Product(s) are sold to an Affiliate, then Net Sales shall be the price which would have been charged if the Licensed Product(s) or Combination Product(s) in question had been sold on normal terms and conditions to a purchaser dealing at arm's length with Licensee. Licensed Product(s) and/or Combination Product(s) shall be deemed "sold" when billed or invoiced, whichever occurs first.

1.9 "Semi-Annual Period" means a period of six consecutive calendar months beginning on the first day of either January or July.

1.10 "Sublicense" means the present, future or contingent transfer by Licensee to a Third Party of any license, right, option, first right to negotiate or other right granted under the UW Patent Rights and/or UW Technology Rights, in whole or in part. Sublicense shall include, without limitation, such transfer to strategic partners and marketing collaborators.

1.11 "Sublicensee" means a Third Party holding a Sublicense under the UW Patent Rights and/or UW Technology Rights.

1.12 "Sublicensing Fee" means any license fee or non-royalty consideration, including equity, received by Licensee from a Sublicensee for the grant of a license to make, have made, use or distribute Licensed Products or Combination Products and that is not included in Net Sales.

1.13 "Sublicensing Consideration" means cash or non-cash consideration of any kind received by Licensee or Affiliate from a Sublicensee(s) for the grant of a Sublicense under this Agreement, including, but not limited to, upfront fees or milestone fees and including any premium paid by the Sublicensee(s) over Fair Market Value (hereinafter defined) for stock of the Licensee or an Affiliate in consideration for such Sublicense. However, not included in such Sublicensing Consideration are amounts paid to the Licensee or an Affiliate by the Sublicensee(s) for earned royalties on Licensed Product(s), product development, research work, clinical studies, and regulatory approvals performed by or for the Licensee or Affiliate, or third parties on their behalf pursuant to a specific agreement including a performance plan and commensurate budget "Fair Market Value" means the average price that the stock in question is publicly trading at for twenty (20) days prior to the announcement of its purchase by the Sublicensee(s), or, if the stock is not publicly traded, the value of such stock as determined by the most recent private financing through a financial investor (an entity whose sole interest in the Licensee or Affiliate is financial) of the Licensee or Affiliate that issue the shares

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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1.14 "Technical Information" means any technical facts, data, or advice, oral or written (in the form of information contained in patents and patent applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and related materials), and/or any tangible material(s), not covered by but reasonably necessary for practicing UW Patent Rights and developed by UW Researchers before the Effective Date which is owned by and in possession of University and is not covered by Third Party rights that would prevent delivery to Licensee.

1.15 "Third Party" means all individuals or entities other than University, Licensee and Affiliates.

1.16 "UW Researchers" means Dr(s) Cho Cho Kuo, Allan Shor, Dorothy L Patton, Lee Ann Campbell and J. Thomas Grayston.

1.17 "UW Patent Rights" shall mean the United States issued patents, United States or international patent application(s) listed in Exhibit 1.16 and any corresponding patent issued therefrom, including all reissues, divisionals, continuations, reexaminations and extensions thereof, together with all corresponding foreign patents, extensions, supplemental protection certificates and applications corresponding thereto now issued or issued during the term of this Agreement and which directly relate to UW Technology. Continuations-in-Part ("CIP") Patent Applications will be included with UW Patent Rights only if Licensee substantially funds the research that results in the filing of a CIP. A patent or patent application shall cease to be a UW Patent Right when any of the following occur: a) it expires; b) it is abandoned; or c) it is held to be invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

1.18 "UW Technology" means the technology as developed in the University laboratories of UW Researchers and as described in OTL File # 1168-1291129DL.

1.19 "UW Technology Rights" means UW Technology and Technical Information all of which is the proprietary information of the University.

2.0 GRANT OF RIGHTS

2.1 Grant. Subject to Licensee's fulfillment of its obligations under this Agreement, University hereby grants to Licensee an exclusive, royalty-bearing license, with the right to Sublicense as further set forth in Article 3.0 (Sublicensing), under the UW Patent Rights and/or UW Technology Rights to import, make, have made, use, sell, offer for sale and have sold Licensed Product(s) and Combination Product(s) in the Licensed Territory in the Field of Use.

2.2 University Reserved Rights. The license granted above is subject to a reserved non exclusive license by University to make, have made, and use products, processes, or other subject matter covered by the UW Patent Rights and/or the UW Technology Rights for research, instructional, and/or other academic purposes University has the right to use the UW Patent Rights and/or UW Technology Rights for its own sponsored and collaborative research during the term of this Agreement and to grant material transfer agreements to Third Party non-profit

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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entities. University also has the right to publish any information included in the UW Patent Rights and/or UW Technology Rights or any information that may result from University's research in this area.

2.3 Federal Government Rights. Licensee acknowledges and understands that UW Patent Rights may be the result of federal research funding and that such funding imposes certain obligations on the University. Actions taken by University to fulfill such obligations shall not be deemed inconsistent with University's obligations under this Agreement. Licensee acknowledges that such obligations under federal law include, without limitation, the following: a) University's granting of a worldwide, non-exclusive, royalty-free license under any UW Patent Rights by University to the United States government; and b) a requirement that all United States patents and patent applications within the UW Patent Rights include a statement of United States government patent rights. Licensee acknowledges that any and all determinations of federal funding shall be made solely by University and University's reasonable determination shall be honored by Licensee. Licensee further acknowledges and agrees that, pursuant to 35 USC 200, the University's grant of an exclusive license to use or sell UW Patent Rights in the United States are contingent on Licensee's agreement that any products embodying UW Patent Rights or produced through the use of UW Patent Rights must be manufactured substantially in the United States, unless Licensee obtains a waiver from the appropriate federal agency.

3.0 SUBLICENSING

3.1 Right to Sublicense. During the term of this Agreement, Licensee shall have the right to grant non-exclusive and exclusive Sublicenses to UW Patent Rights and/or UW Technology Rights within the Field of Use and within the Licensed Territory at royalty rates and with terms and conditions not less favorable to University than those required of Licensee by this Agreement.

3.2 Sublicense Subject to this Agreement. Any and all proposed Sublicenses in and to UW Patent Rights and/or UW Technology Rights granted by Licensee shall be subject to prior approval of University, which shall not be unreasonably denied, and shall be subject to the terms of this Agreement.

3.3 Copies to University. Licensee shall give the University written notification and copies of any Sublicense it may grant under this Article 3.0. Licensee agrees to provide such written notification indicating the effective date of execution, effective period and operative provisions, within thirty (30) days of its execution.. Such documents shall be held in confidence by the University to the extent permitted by law or regulation.

3.4 Licensee agrees to consider in good faith any potential sublicensees that University may suggest or recommend.

4.0 DELIVERY OF INFORMATION

4.1 UW Patent Rights. University agrees to disclose to Licensee copies of all existing patents and patent applications comprising UW Patent Rights and University shall continue

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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throughout the term of this Agreement to keep Licensee informed of all material patent decisions and of all other patents and patent applications, pursuant to Paragraph 9.1, that may later fall within the scope of UW Patent Rights.

4.2 Technical Information. University agrees to disclose to Licensee any Technical Information that is in University's judgment reasonably necessary or valuable to the commercial exploitation of the UW Patent Rights.

5.0 CONFIDENTIALITY

5.1 Confidentiality. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of three (3) years ("Confidentiality Period"), Licensee shall not disclose or otherwise make known or available to any Third Party or Affiliate any Confidential Information, without the express prior written consent of University. During the Confidentiality Period, Licensee shall maintain the UW Patent Rights and UW Technology Rights in confidence and refrain from disclosing information related to UW Patent Rights or UW Technology Rights to a Third Party. In no event shall Licensee incorporate or otherwise use UW Patent Rights or UW Technology Rights in connection with any patent application filed by or on behalf of the Licensee. Licensee agrees to restrict the use of UW Patent Rights and UW Technology Rights exclusively to the terms of this Agreement. Licensee shall utilize reasonable procedures to safeguard the Confidential Information. Licensee agrees that its confidentiality obligations apply to Affiliates.

5.2 Public Records Act. The University of Washington is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.17.250 et seq, and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University's obligations defined under RCW 42.17. In the event University receives a request for public records under the Public Records Act for documents containing Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Licensee notice of the request before releasing such documents. Such notice shall be provided in a timely manner to afford Licensee sufficient time to review such documents and/or seek a protective order, at Licensee's expense. The responsibility for(1) protecting the Confidential Information shall reside exclusively with Licensee utilizing the procedures described in RCW 42.17.330.

6.0 DILIGENCE AND DEVELOPMENT MILESTONES

6.1 Development and Commercialization. During the term of this Agreement, Licensee shall use, and shall compel its Sublicensee to use, at least the same level of effort and diligence as Licensee uses or has used in proceeding with its own product development, testing, manufacturing, sales and, where applicable, initiating clinical trials and obtaining regulatory approval to develop and commercialize at least one Licensed Product(s) or Combination Product(s) Specifically, Licensee shall use such level of effort and diligence in:

     6.1.1 developing Licensed Product(s) or Combination Product(s);

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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     6.1.2 filing for or seeking regulatory approvals in accordance with the business plan; and

     6.1.3 marketing and selling Licensed Product(s) or Combination Product(s)

6.2 Milestones. With regard to each of the Licensed Product(s) or Combination Product(s), Licensee shall use at least the same level of effort and diligence as Licensee uses or has used in proceeding with its own product development, testing, manufacturing, sales and, where applicable, initiating clinical trials and obtaining regulatory approval to meet all of the following diligence milestones. Licensee agrees to provide, upon University's request, tangible evidence of achieving the milestones.

     6.2.1 Assemble a scientific committee containing a multidisciplinary group of scientists (including, but not limited to, pathologists, microbiologists and cardiologists) for the design and oversight of a study that demonstrates the effective use of an antibacterial drug for the therapy of arterial chlamydia granuloma ("Study") by July 1st 2004.

     6.2.2 Initiate Study by September 30, 2004.

     6.2.3 Prepare and send to UW Researchers for review a pre-submission manuscript prepared by Licensee describing the outcomes of Study by December 31, 2005.

     6.2.4 First publication by Licensee or others in a peer reviewed international journal of Study by June 31, 2007.

     6.2.5 First publication by Licensee or others in a peer reviewed international journal of a study that demonstrates the effective use of an antibacterial drug for the therapy of acute or chronic coronary arterial chlamydia granuloma by December 31, 2009.

     6.2.6 First publication by Licensee or others in a peer reviewed international journal of a study conducted by a multidisciplinary group of scientists (including, but not limited to, pathologists, microbiologists and cardiologists) establishing that atherosclerosis is an arterial chlamydia granuloma or that chlamydia granuloma of the arteries is associated pathologically with atherosclerosis by December 31, 2006;

     6.2.7 Execute a strategic partnership and/or a Sublicense agreement for the development of Licensed Product(s) or Combination Product(s) with a Third Party by December 31, 2008.

     6.2.8 Filing by Licensee or Sublicensee of an NDA with the U.S. Food and Drug Administration for the use of antibacterial drugs to treat atherosclerosis and/or Chlamydia granuloma by December 31, 2010.

     6.2.9 Licensee or Sublicensee to apply for regulatory approval for Licensed Product(s) or Combination Product(s) from the U.S. Food and Drug Administration or a foreign equivalent governmental authority by December 31, 2011.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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     6.2.10 Licensee or Sublicensee to receive regulatory approval from the U.S.
     Food and Drug Administration or foreign equivalent governmental authorities for Licensed Product(s) or Combination Product(s) by December 31, 2012.

6.3 Milestone Payments. Licensee shall pay to University the following non-creditable, non-cumulative, non-refundable fees within thirty (30) days of the following milestones:

     6.3.1 [***] dollars ($[***] US) upon the second publication by Licensee or others in a peer reviewed international journal of a study establishing that atherosclerosis is an arterial Chlamydia granuloma and/or that Chlamydia granuloma of the arteries is the constant lesion associated pathologically with atherosclerosis;

     6.3.2 [***] dollars ($[***] US) upon Licensee's execution of a strategic partnership agreement and/or a Sublicense agreement for the development of antibacterial drugs for use in Chlamydia granuloma indications;

     6.3.3 [***] dollars ($[***] US) upon filing by Licensee, strategic partner or Sublicensee of an NDA with the U.S. Food and Drug Administration for the use of antibacterial drugs for treating Chlamydia granuloma

     6.3.4 [***] dollars ($[***] US) upon first commercial sale of Licensed Product(s) or Combination Product(s) anywhere in the Licensed Territory; and

     6.3.5 [***] dollars ($[***] US) after Licensee's or Sublicensee(s)'s gross revenues of Licensed Product(s) or Combination Product(s), reaches [***] Dollars [***] ($[***]) in any twelve (12)-month period

6.4 Pre-Commercialization Progress Reports. Until Licensee or any Sublicensees engage in commercial use or sale of Licensed Product(s) or Combination Product(s), Licensee shall prepare and submit to University within thirty (30) days of December 31 of each year a report regarding the progress of Licensee and any Sublicensee in developing the Licensed Product(s) or Combination Product(s) for commercial exploitation. Such report shall include such particulars as are necessary to demonstrate compliance with Licensee's diligence obligations set forth in this Article 6.0

6.5 Failure to Meet Milestones. If Licensee fails to adhere to the diligence requirements set forth in this Article 6.0 with respect to Licensed Product(s) or Combination Product(s), University may terminate the license grants of this Agreement with respect to such Licensed Product(s) or Combination Product(s) in accordance with Article 18.0 (Term and Termination).

7.0 LICENSING FEES AND ROYALTIES

7.1 License Issue Fee. As partial consideration for the rights, privileges and licenses granted hereunder, Licensee shall pay to University a one-time non-refundable non-creditable license issue fee of [***] dollars ($[***] US) due and payable according to the following schedule:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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     -    [***] dollars (USD $[***] US) within fifteen (15) days of the
          Effective Date, and

     - [***] dollars (USD $[***] US) within one hundred and eighty (180) days of the Effective Date.

7.2 License Maintenance Fee. Licensee shall pay to University [***] dollars ($[***] US) per year, creditable against milestone payments in the corresponding year, until Licensee makes its first royalty payment. In years with more than one milestone payment, the license maintenance fee will be waived for the subsequent year. This license maintenance fee is due and payable at the end of the quarter that includes the Effective Date of this Agreement.

7.3 Earned Royalty. Licensee shall pay to University an earned royalty of:

     7.3.1 [***] ([***]%) of Net Sales of Licensed Product(s), whether Licensed Product(s) is/are sold by Licensee or its Sublicensees; due and payable within thirty (30) days of the end of each calendar quarter during the term of this Agreement.

     7.3.2 Licensee shall pay earned royalties to University on a quarterly basis within thirty (30) days of each of the following dates: March 31, June 30, September 30, and December 31 of each year.

7.4 Earned Royalty for Combination Product(s). Where Combination Product(s) is/are sold, Licensee shall pay an earned royalty based on the following modification of Net Sales. When the component constituting a Licensed Product(s) and each component not constituting a Licensed Product(s) have established market prices in a particular country when sold separately, Net Sales in that country shall be determined by multiplying the net sales for each such Combination Product(s) by a fraction, the numerator of which shall be the established market price for the Licensed Product(s) contained in the Combination Product(s) and the denominator of which shall be the sum of the established market price for the Licensed Product(s) plus the established market price of the other components contained in the Combination Product(s). When such separate market prices are not established in that particular country, the Parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales in that country for the Combination Product(s) in question.

7.5 Minimum Annual Royalties. Regardless of Net Sales, Licensee shall pay minimum annual royalties to be creditable against earned royalties on a non-cumulative basis and to be due in full and payable as shown below during the term of this Agreement according to the following schedule:

     - Due the first year in which a sale of Licensed Product occurs: [***] dollars ($[***] US)

     - Due the first quarter of the every year thereafter: [***] dollars ($[***] US).

Nothing contained in this Paragraph 7.5 shall be construed to in any way alter or reduce Licensee's obligations under Paragraph 7.3.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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7.6 No Duplicative Royalties. Except as set forth in this Article 7.0, no multiple royalties shall be payable to University where any Licensed Product(s) or Combination Product(s), its manufacture, use, and/or sale is or will be covered by more than one patent application or issued patent licensed under this Agreement as part of UW Patent Rights.

7.7 Third Party Royalties. If Licensee is required to pay royalties to a Third Party based on Licensee's manufacture, use, or sale of Licensed Product(s) and/or Combination Product(s) subject to one or more patents of such Third Party, the royalty rate specified in Paragraphs 7.3 and 7.4 shall be reduced by an equitable amount to be determined through good faith negotiations between University and Licensee, provided that use of any Third Party patent is required in connection with such manufacture, use, or sale of Licensed Product(s) and/or Combination Product(s), and provided that the royalty to University shall not fall below fifty percent (50%) of that otherwise payable under this Agreement.

7.8 Currency and Exchange Rate. All payments required under this Agreement shall be made in United States dollars by check, money order or wire transfer to a bank account as designated by University. All such payments must include the University invoice number or the contract number [***] on the check or cover letter. The royalties on sales in currencies other than United States dollars shall be calculated using the appropriate foreign exchange rate for such currency as published in The Wall Street Journal (Western edition) on the last business day of each calendar quarter in which the sales occurred. All non-U.S. taxes related to royalty payments shall be paid by Licensee and are not deductible from the payments due University.

7.9 Wire Transfers. If payment is made by wire transfer, such wire transfer must contain the following information: [***], Office of Technology Licensing, ATTN:
Financial Manager. The wire transfer should be directed towards [***], ABA# [***], and University budget number ([***]) Bank of America, University Branch, 4701 University Way NE, Seattle, WA 98105-4412, and a copy must be sent via fax to University OTL Financial Manager and a copy to University OTL Technology Manager at 206-685-4767. International wires must be paid in United States dollars and must also include the reference "[***]". In the case of payment made by wire transfer to fulfill any financial obligation of Licensee under this Agreement any and all requirements of Article 7 must be met.

7.10 Late Fee. Licensee agrees to pay a late fee for any overdue (i.e., more than thirty (30) days past due) licensing fee, royalty payment or other payment due to University under terms of this Agreement. The late fee shall be computed as the United States prime rate plus two percent (2%), compounded monthly, as set forth by The Wall Street Journal (Western edition) on the date on which such payment is due, of the outstanding, unpaid balance. The payment of such a late fee shall not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.

8.0  SUBLICENSING PAYMENTS AND FEES.

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8.1 Sublicense Fees. Within sixty (60) days after the end of each Semi-Annual
Period during the term of this Agreement, Licensee shall pay to University an amount based on any Sublicensing Consideration received by Licensee during such Semi-Annual Period as follows:

     8.1.1 [***] of any Sublicensing Consideration received from any Sublicensee for the grant of a Sublicense of UW Patent Rights and/or UW Technology Rights if the Sublicense is executed before publication by Licensee or others in a peer reviewed journal of a study that demonstrates the effective use of an antibacterial drug for the therapy of arterial Chlamydia granuloma; or

     8.1.2 [***] of any Sublicensing Consideration received from any Sublicensee for the grant of a Sublicense of UW Patent Rights and/or UW Technology Rights if the Sublicense is executed after a first sale of the Licensed Product(s) or Combination Product(s) by Licensee.

8.2  Equity.

     8.2.1 Publicly Traded Equity. If Licensee receives consideration in the form of publicly traded equity from a Sublicense, all provisions of Article
     8.0 (Sublicensing Payments and Fees) shall apply, except that University may, at its sole discretion, elect to receive University's share of such equity as either equity or the Fair Market Cash Value (hereinafter defined) equivalent of such equity at the time of issuance to Licensee. "Fair Market Cash Value" means the average price that the stock in question is publicly trading at for twenty (20) days prior to the transfer of the equity to Licensee or Affiliate from the Sublicensee.

     8.2.2 Non-publicly Traded Equity. If Licensee receives consideration in the form of equity that is not publicly traded from a Sublicense, all provisions of Article 8.0 (Sublicensing Payments and Fees) shall apply University shall have the right to sell such equity at any time after a public or private market for such equity is created.

     8.2.3 If under the provisions of this Paragraph 8.2 University elects to receive the equity, such equity shall be in the name "University of Washington".

     8.2.4 Notwithstanding the above, it is understood and agreed that University shall not be entitled to any portion of amounts received by Licensee from Sublicensee(s) for the purchase of equity in Licensee, debt financing, research and development, the license or Sublicense(s) of any intellectual property other than the UW Patent Rights and/or UW Technology Rights, or reimbursement for patent or other expenses.

9.0  PATENT PROSECUTION AND COST RECOVERY.

9.1 University Control of Prosecution. Subject to Paragraph 18.6 University, or its designees shall have exclusive control over the filing, prosecution and maintenance of any and all patent applications included in UW Patent Rights, whether pending or not yet filed as of the Effective

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Date of this Agreement, and of the maintenance and other management of any and all issued patents included in UW Patent Rights during the term of this Agreement.

9.2 Licensee Role in Prosecution. University shall keep Licensee informed of the status of any and all new patents and/or patent applications that are part of UW Patent Rights Licensee may provide comments to University on courses of action with respect to the filing of new patent applications relating to UW Patent Rights, prosecution of patent applications within UW Patent Rights, and/or maintenance of patents within UW Patent Rights, provided University has exclusive authority to prosecute and maintain UW Patent Rights.

9.3 University Cost Recovery from Licensee. Licensee agrees to reimburse University for all fees and costs for those actions related to the filing, prosecution and maintenance of patent applications, including, without limitation, interference, oppositions, and reexaminations, and maintenance and defense of patents, in UW Patent Rights, whether incurred prior to the execution of this Agreement or during the term of this Agreement. Such fees and costs shall not include costs incurred by the University in the use of its own resources, such as employee time Licensee agrees to pay invoices for such fees and costs submitted by University upon receipt of any such invoices. In any case where Licensee fails to pay fees and costs invoiced to Licensee by University within sixty (60) days of the date of such invoice, University may file, prosecute and/or maintain a patent application or patent at its own expense and for its own exclusive benefit. Licensee shall thereupon forfeit any license related to the filing, prosecution, and maintenance of patent applications under such patent or patent application.

     9.3.1 University Cost Recovery from Licensee for Past Costs. Licensee is hereby required to pay no later than June 13, 2003 the sum of Twenty Thousand Four Hundred Twenty Four Dollars and Fifty One Cents ($20,424.51
     US) to cover the past fees and costs as described above in Paragraph 9.3

     9.3.2 University Cost Recovery from Licensee for Future Costs. Licensee is hereby required to pay within thirty (30) days of the Effective Date the sum of One Thousand Seven Hundred Sixty Five dollars ($1,765.00) ("Advanced Payment") to cover the future fees and costs as described above in Paragraph 9.3. The Advanced Payment will be placed in a non-interest bearing account to be deposited in a University Advanced Payment account University will submit the following documents to Licensee on a quarterly basis: 1) an invoice which will summarize all costs and fees that have been paid by University in support of the UW Patent Rights for the immediately preceding quarter; 2) copies of all legal invoices paid by the University during the immediately preceding quarter; and 3) either a report identifying any unused portion of the Advanced Payment to be applied to the next quarter's fees and costs or, if the Advanced Payment has been depleted, a request for additional funds to replenish the Advanced Payment account. The determination of the amount of additional funds necessary for the Advanced Payment account will be made solely by the University and will be based on the patent attorney's estimate for the upcoming year's fees and costs. Upon termination of this Agreement, any unexpended balance of the Advanced Payment will be held by University to pay outstanding fees and costs as described in Paragraph 9.3, and the unused portion refunded to Licensee within ninety (90) days after University's final accounting University may, at University's sole discretion, apply any such unused

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     portion of the Advanced Payment toward the payment of other monies Licensee owes University under this Agreement. The Parties agree that in establishing the Advance Payment account no fiduciary relationship between them is created, and that University's duties with regard to the Advance Payment are limited to those explicitly stated herein.

10.0 REPORTS

10.1 Quarterly Report. With each payment to University, Licensee shall include a report setting forth the relevant details of the business conducted by Licensee and each Sublicensee, if applicable, during the preceding calendar quarter pursuant to their obligations under Paragraph 7.3 of this Agreement. This report, for Licensee and each Sublicensee, shall include, at a minimum, the following:

     10.1.1 the number of units of Licensed Product(s) and Combination Product(s) manufactured, used, or sold and by country within the Licensed Territory;

     10.1.2 the gross amounts invoiced for Licensed Product(s) and Combination Product(s);

     10.1.3 any and all discounts or allowances, and description of same, granted to Third Parties; and

     10.1.4 the calculation of total amounts due University

11.0 RECORD KEEPING

11.1 Records Retained. Licensee shall keep complete and accurate records and books of account containing all information necessary for the computation and verification of the amounts to be paid hereunder. Licensee shall keep these records and books for a period of five (5) years, or longer if required by law, following the end of the accounting period to which the information pertains.

11.2 Auditing Rights. Licensee agrees, at the request of University, to permit one or more accountants selected exclusively by the University ("Accountants") to have access to Licensee's records and books of account pertaining to this Agreement during ordinary working hours to audit with respect to any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of Licensee to report or make payment pursuant to the terms of this Agreement.

11.3 Scope of Disclosure. The Accountant shall not disclose to University any information relating to the business of Licensee except that which is necessary to inform University of:

     11.3.1 the accuracy or inaccuracy of Licensee's reports and payments;

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     11.3.2 compliance or noncompliance by Licensee with the terms and conditions of this Agreement; and

     11.3.3 the extent of any inaccuracy or noncompliance.

11.4 Accountant Copies. Should the Accountant believe there is an inaccuracy in any of Licensee's payments or noncompliance by Licensee with any of such terms and conditions, the Accountant shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

11.5 Costs of Audit. In the event that Licensee's royalties calculated for any quarterly period are under reported by more than three percent (3%), the costs of any audit and review initiated by University will be borne by Licensee; otherwise, University shall bear the costs of any audit initiated by University.

12.0 PATENT INFRINGEMENT

12.1 Mutual Notice. Each Party shall promptly inform the other Party of any alleged infringement of UW Patent Rights by a Third Party of which it becomes aware, and provide to the other Party with any available evidence thereof

12.2 Licensee First Right to Settle During Term of Exclusivity. During the term of exclusivity of the license granted hereunder, Licensee shall have the first right to respond to, defend, and prosecute in its own name actions or suits relating to UW Patent Rights. Licensee shall not settle any suits or actions in any manner relating to the UW Patent Rights, however, where the settlement adversely and materially affects the validity, enforceability, or existence of UW Patent Rights without obtaining the prior written consent of University, which consent shall not be unreasonably withheld or delayed. To enjoy said first right, Licensee must initiate bona fide action to respond to any alleged infringement within ninety (90) days of learning of said infringement. In the event that University consents to settlement by Licensee, the proceeds from such settlement will be distributed as follows: after Licensee has recovered its reasonable attorneys' fees and other out-of-pocket expenses directly related to any action, suit, or settlement for infringement of UW Patent Rights in the Field of Use, University and Licensee shall divide any remaining damages, awards, or settlement proceeds in the following manner:

University:   Twenty Percent (20%)
Licensee:     Eighty Percent (80%)

Any payment by an alleged infringer that constitutes consideration for Net Sales, however, shall be handled according to the payment provisions of Article
7.0 (Licensing Fees and Royalties). Any payment by an alleged infringer that constitutes consideration for the grant of a Sublicense, however, shall be handled according to the applicable payment provisions for Sublicenses set forth in this Agreement.

12.3 Voluntary Participation by University. In the event Licensee institutes suit against an alleged infringer during the term of exclusivity as provided in this Agreement, then University

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may agree to voluntarily participate as a named party at its sole discretion. If
University decides not to voluntarily participate in such suit, then University agrees to be bound by any final judgment rendered by the court. Further, if University chooses not to voluntarily participate but the court determines University is a necessary or indispensable party, then Licensee agrees to pay all University's reasonable attorneys' fees and other out-of-pocket direct associated expenses, and University agrees to make reasonable efforts to cooperate and assist Licensee in connection with the suit.

12.4 University Right to Institute Action. If Licensee fails, within ninety (90) days of learning of an alleged infringement, to secure cessation of the infringement, institute suit against the infringer, or provide to University satisfactory evidence that Licensee is engaged in bona fide negotiation for the acceptance by infringer of a Sublicense in and to relevant patents in UW Patent Rights for the Field of Use, University may then, upon written notice to Licensee, assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a Sublicense from Licensee in and to relevant patents in UW Patent Rights, approval for which Sublicense Licensee shall not unreasonably withhold. If University in accordance with the terms and conditions of this Agreement chooses to institute suit against an alleged infringer, University may bring such suit in its own name (or, if required by law, in its and Licensee's name) and at its own expense, and Licensee shall, but at University's expense for Licensee's direct associated expenses, fully and promptly cooperate and assist University in connection with any such suit. Any and all damages, awards, or settlement proceeds arising from such a University initiated action shall be University's.

12.5 No Obligation to Institute Action. Neither Licensee nor University is obligated under this Agreement to institute a suit against an alleged infringer of UW Patent Rights.

13.0 PATENT VALIDITY

13.1 Licensee Notice to University of Third Party Actions. If any claim challenging the validity or enforceability of any of the UW Patent Rights shall be brought against Licensee, Licensee shall promptly notify University. University, at its sole discretion, shall have the right, within thirty (30) days after notification by Licensee of such action, to intervene and take over the sole defense of the claim at University's expense. If University opts not to intervene and take over the sole defense of the claim within thirty (30) days after notification by Licensee, Licensee shall have the right to control the defense of the claim at its own expense.

13.2 Covenant Not to Challenge UW Patent Rights. Licensee agrees during the term of this Agreement not to challenge the validity or enforceability of any of the UW Patent Rights.

14.0 PATENT MARKING. Licensee shall mark any and all material forms of Licensed Product(s), Combination Product(s) or packaging pertaining thereto made and sold by Licensee in the United States with an appropriate patent marking identifying the pendency of any US patent application and/or any issued U.S. or foreign patent forming any part of the UW Patent Rights. All product(s) shipped or sold in other countries shall be marked in such a manner as to provide

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notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

15.0 USE OF NAMES. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of University without the express written permission of University, unless such listing is required under local laws or regulations, provided that Licensee may state the existence of this Agreement and the fact that both Parties entered into it For any use other than the foregoing, Licensee hereby expressly agrees not to use the name "University of Washington" or any contraction, abbreviation, or simulation thereof without prior written approval from an authorized representative of University If University or Licensee wishes to issue a press release or make any other public announcement relating to the Agreement, the Parties will consult with one another in advance on the content to ensure the medical and scientific accuracy of the announcement and to ensure that such press release or other public announcement does not contain Confidential Information. In any event, no press release or other public announcement shall be issued without the express written authorization of the Parties, and the Parties agree to expedite the approval of each other's press releases

16.0 REPRESENTATIONS AND WARRANTIES

16.1 Right to Grant License. University represents and warrants that it has the right to grant the license in and to the UW Patent Rights and disclose the UW Technology Rights set forth in this Agreement.

16.2 DISCLAIMER OF WARRANTY. UNIVERSITY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, PERTAINING TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE UW PATENT RIGHTS, UW TECHNOLOGY RIGHTS, LICENSED PRODUCT(S), OR ANYTHING ELSE LICENSED, DISCLOSED, OR OTHERWISE PROVIDED TO LICENSEE UNDER THIS AGREEMENT

Nothing in this Agreement shall be construed as:

     16.2.1 A representation or warranty by University as to the patentability, validity, scope, or usefulness of the UW Patent Rights; or

     16.2.2 A representation or warranty by University that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other proprietary rights not included in the UW Patent Rights

16.3 LIMITATION OF LIABILITY OF UNIVERSITY. UNIVERSITY'S MAXIMUM LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE COSTS AND FEES PAID TO UNIVERSITY UNDER THIS AGREEMENT. UNIVERSITY WILL NOT BE LIABLE DIRECTLY OR INDIRECTLY FOR ANY PROPERTY DAMAGE, PERSONAL INJURY

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LOSS OF USE, INTERRUPTION OF BUSINESS, LOSS OF PROFITS, OR OTHER SPECIAL,
INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE

16.4 Representations by Licensee, Licensee represents that it has the right and authority to enter into this Agreement and that it has listed all Affiliates as of the Effective Date in Exhibit 1.2

17.0 INDEMNIFICATION AND INSURANCE

17.1 Licensee Indemnification of University. Licensee agrees to indemnify, hold harmless, and defend University, its regents, officers, inventors, employees, students, and agents ("Indemnified Parties") against any and all claims, causes of action, lawsuits, or other proceedings ("Claims") and losses, damages, costs, fees, and expenses ("Costs") filed, instituted, resulting from, or arising out of the design, process, manufacture, use, possession, or operation by any person or party (including Sublicensees) of UW Patent Rights, UW Technology Rights, any products based on or incorporating UW Patent Rights or UW Technology Rights, or any other embodiment of UW Patent Rights or UW Technology Rights Licensee agrees to such indemnification even though such Claims or Costs related thereto are based upon doctrines of strict liability or product liability Such indemnity shall not, however, apply to Claims arising from the gross negligence or intentional misconduct of any Indemnified Party This indemnification clause shall survive the termination of this Agreement

17.2 Licensee Liability Insurance. Licensee shall maintain general liability insurance including, but not limited to, product liability and contractual liability coverage at an amount customary to Licensee's business for activities and/or products of a similar nature that shall be in effect no later than the date of the first human clinical testing of Licensed Product(s) and/or Combined Product(s), Licensee's general liability insurance shall name University as an additional insured Licensee shall declare whether the insurance is provided on a "claims-made" form and must notify University within three (3) business days if coverage is canceled

17.3 Human Clinical Trials. Licensee shall provide to University within thirty
(30) days prior to the initiation of human clinical trials with respect to Licensed Product(s), certificates evidencing the existence and amount of the insurance required under Article 18.0 (Term and Termination). Licensee shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than thirty (30) days prior to the time that any such discontinuance is due to become effective Licensee shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company Licensee shall further provide University, at least semi-annually, proof of continued coverage

18.0 TERM AND TERMINATION

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18.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the last of UW Patent Rights expires, unless sooner terminated in accordance with the provisions set forth under this Article 18.0.

18.2 Material Breach By Licensee. University may terminate this Agreement effective upon thirty (30) days prior written notice of termination to Licensee, if Licensee materially breaches this Agreement and does not cure such breach within sixty (60) days after receiving such notice. Licensee agrees that any and all commercialization diligence requirements and required payments are material license terms according to Articles 6.0 (Diligence and Development Milestones),
7.0 (Licensing Fees and Royalties), 8.0 (Sublicensing Payments and Fees) and 9.0 (Patent Prosecution and Cost Recovery). In the event that Licensee has breached any such obligation with respect to Licensed Product(s) or Combination Product(s), the University may, in its sole discretion, terminate the license granted herein with respect to the UW Patent Rights and/or UW Technology Rights relating to such Licensed Product(s) or Combination Product(s), while retaining the remainder of this Agreement in full force and effect.

18.3 At-Will Termination By Licensee. Licensee may terminate this Agreement effective upon sixty (60) days prior written notice if in Licensee's reasonable opinion it will not commercialize the UW Patent Rights.

18.4 Insolvency. This Agreement, and the license granted to Licensee hereunder, shall terminate immediately in the event that:

     18.4.1 Licensee seeks liquidation, reorganization, dissolution or is insolvent or evidence exists as to its insolvency or winding up of itself, or makes any general assignment for the benefit of its creditors;

     18.4.2 a petition is filed by or against Licensee, or any proceeding against Licensee as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision;

     18.4.3 a receiver, trustee, or any similar officer, under bankruptcy law, is appointed to take possession, custody or control of all or part of Licensee's assets or property; or

     18.4.4 Licensee adopts any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing

18.5 No Further Rights. Upon termination, Licensee shall have no further rights under either the UW Patent Rights or the UW Technology Rights

18.6 Financial Obligations. Termination by University or Licensee under the options set forth in this Agreement shall not relieve Licensee from any financial obligation to University accruing prior to termination or from performing according to any and all other provisions of this Agreement that survive termination

18.7 Other Remedies. The provisions under which this Agreement may be terminated shall be in addition to any and all other legal remedies which either Party may have for the enforcement

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of any and all terms hereof, and do not in any way limit any other legal remedy such Party may have

19.0 ASSIGNMENT

19.1 University Consent Required. This Agreement may not be assigned by Licensee without the express written consent of University except that Licensee may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder so long as such assignment or transfer shall be accompanied by a sale or other transfer of Licensee's entire business or of the entirety of that part of Licensee's business to which the license granted hereby relates, including a change of control Licensee shall give University thirty (30) days prior notice of such assignment and transfer. Upon such assignment or transfer, the term "Licensee" as used in this Agreement shall include such assignee or transferee and this Agreement shall be binding upon Licensee's permitted successors and assigns

19.2 University Assignment. University may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder. University shall give Licensee thirty (30) days prior notice of such assignment and transfer. Upon such assignment or transfer by such assignee or transferee, the term University herein shall include such assignee or transferee and this Agreement shall be binding upon University's permitted successors and assigns.

20.0 NOTICE OR DEMAND

20.1 Written Notice Required. All notices, requests, and other communications required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement and the OTL # 1168-1291129DL, and shall be deemed delivered upon receipt. If delivered by United States mail, postage should be prepaid by certified return receipt. If sent by facsimile (provided that a transmittal sheet indicates confirmation), or other electronic transmission, a confirmation copy will be forwarded. Any such notices, requests, and other communications shall be addressed as follows:

LICENSEE:     ActivBiotics, Inc.
              128 Spring Street
              Lexington, MA
              Attn : Chalom Sayada, MD Ph.D.
              Chief Executive Officer, ActivBiotics Inc
              Main: 781-372-4800
              Direct: 781-372-4806
              Fax: 781-274-8638

UNIVERSITY:   University of Washington
              Office of Technology Licensing
              Attn: Director
              4311 11th Avenue NE, Suite 500

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              Seattle, WA 98105
              Fax: 206-685-4767

20.2 Change of Address. Either Party, by notice, may change the address to which notice will be sent and unless so notified of a change of address all notices mailed to Licensee or University at the above stated address will be deemed sufficient

21.0 EXPORT CONTROLS. Licensee acknowledges and agrees that University is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities (including without limitation the Arms Export Control Act, the Export Administration Act of 1979 and the U.S., Patriot Act, and including all amendments thereof), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a valid export license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency University does not represent that an export license shall be required, nor does it represent that such an export license shall be issued Licensee hereby agrees that Licensee shall not export or re-export, directly or indirectly, any Licensed Product(s) and/or UW Patent Rights and/or UW Technology Rights to any country for which the United States Government or other competent authority at the time of export requires an export license or other approval, without first obtaining such license or approval from the appropriate governmental authority; obtaining such permission will be the sole responsibility of Licensee

22.0 DISPUTE RESOLUTION. The Parties shall attempt to resolve through good faith discussions any dispute, which arises under this Agreement. Any dispute may, at the election of either Party, be referred to the Licensee's Chief Executive Officer and University's Director of Technology Licensing, or their authorized representatives

23.0 ATTORNEYS' FEES. The substantially prevailing party in arbitration or in any judicial or administrative action or proceeding arising under or in connection with this Agreement shall be entitled to reimbursement from the other party for its reasonable costs and attorneys' fees, including those on appeal, and including without limitation, the cost at the hourly charges routinely charged by the person providing the services, the time of legal assistants, secretarial and clerical overtime, and fees and expenses of experts retained by counsel

24.0 PROPRIETARY RIGHTS. Licensee will not, by performance under this Agreement, obtain any ownership interest in the UW Patent Rights and/or UW Technology Rights or any other proprietary rights or information of University, its officers, inventors, employees, students, or agents.

25.0 SEVERABILITY. If any provision of this Agreement is determined to be unenforceable or otherwise unlawful, then such provision will be without effect, and the remaining terms and conditions of this Agreement will survive, as if such provision had not been included herein. The


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                                       20

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Parties will promptly meet to agree upon further terms which will, within the confines of the law, most substantially satisfy the intention of the Parties as reflected by the ineffective provision

26.0 HEADINGS AND CAPTIONS. The headings and captions of the Articles of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Article of this Agreement

27.0 SURVIVAL. Article 17.0 (Indemnification and Insurance), Article 23.0 (Attorneys' Fees), and Paragraph 28.1 (Choice of Law/Venue), and other provisions that by their context would survive, shall survive the termination of this Agreement.

28.0 MISCELLANEOUS

28.1 Choice of Law/Venue. Because University is a public institution with its central administrative offices in Seattle, Washington, and because of the critical role played by University in administrating terms of this Agreement, the Parties agree this Agreement shall be governed by and interpreted in accordance with the laws of the state of Washington, regardless of its conflict of law provisions. The Parties further agree that any claim related in any manner to the Agreement shall be instituted and commenced in, and venue shall be either King County, Washington or the United Stated District Court for the Western District of Washington

28.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation or entity with which or into which either Party may be merged or which may succeed to its assets or business

28.3 Non-Agency. With respect to the subject matter of this Agreement, Licensee and University are independent contractors and neither shall be deemed to be an agent, employee, partner, nor joint-venturer of the other for any purpose

28.4 Waiver. No delay or omission by either Party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either Party on any one occasion is effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion

28.5 Entire Agreement. The Parties hereto acknowledge that this Agreement, together with the Exclusive Option Agreement Between ActivBiotics, Inc. and the University of Washington, dated June 13, 2002, sets forth the entire Agreement and understanding of the Parties hereto as to the subject matter hereof, supersedes any and all prior written and oral agreements, understandings or offers. This Agreement shall be operative in the event of inconsistencies with any other agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by authorized representatives of both Licensee and University

IN WITNESS WHEREOF, THE PARTIES HAVE EACH READ AND BY SIGNATURE OF THIS AGREEMENT AGREE TO BE LEGALLY BOUND BY ALL OF THE ATTACHED

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                       21

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TERMS AND CONDITIONS, ALL OF WHICH ARE INCORPORATED FULLY INTO THIS AGREEMENT,
AND HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

ACTIVBIOTICS INC.                       UNIVERSITY OF WASHINGTON


By: /s/ Chalom B. Sayada                By: /s/ James A. Severson
    ---------------------------------       ------------------------------------

Name: Chalom B. Sayada, M.D., Ph.D.     Name: James A. Severson

Title: CEO                              Title: Vice Provost, Intellectual
                                               Property and Technology Transfer

Date: June 2, 2003                      Date: May 19, 2003

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                       22

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                                    EXHIBIT A

          Exclusive Option Agreement Between ActivBiotics, Inc. and the
                            University of Washington

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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                           EXCLUSIVE OPTION AGREEMENT

                                     BETWEEN

               ACTIVBIOTICS, INC. AND THE UNIVERSITY OF WASHINGTON

THIS EXCLUSIVE OPTION AGREEMENT ("Agreement") is entered into on June 13th, 2002 ("Effective Date") by and between ActivBiotics, Inc., a Delaware corporation with its principal place of business at Broadway Street 198, Cambridge, MA
02139 ("Company") and the University of Washington, a public institution of higher education and an agency of the state of Washington acting through its Office of Technology Licensing, with administrative offices at 1107 NE 45th Street, Suite 200, Seattle, WA 98105 ("University").

1. Recitals.

1.1 Whereas, University has developed and owns or is in possession of certain technology ("UW Technology" defined below) relating to Diagnosis and Treatment of Arterial Chlamydial Granuloma;

1.2 Whereas, Company is an early stage pharmaceutical company focusing on the development of cures for chronic and infectious diseases;

1.3 Whereas, Company is willing to support the preparation, filing, prosecution and maintenance of certain patent applications or issued patents covering all or part of UW Technology and is willing to devote corporate resources directed towards the support and development of UW Technology;

1.4 Whereas, University is willing to grant Company an option to obtain an exclusive, worldwide, royalty bearing license to UW Patent Rights in the Field of Use under the terms and conditions of this Agreement;

Now, therefore, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the University and Company (collectively "the Parties") hereby agree as follows:

2. Definitions.

2.1 "UW Technology" shall mean technology related to Diagnosis and Treatment of Arterial Chlamydial Granuloma as developed in the University laboratory by Dr(s) Cho Cho Kuo, Allan Shor, Dorothy L. Patton, Lee Ann Campbell and I Thomas Grayston and as recorded in OTL file # 1169-1291129DL

2.2 "UW Inventors" shall mean Drs Cho Chuo Kuo and Dr Allan Shor.

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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2.3 "UW Patent Rights" shall mean the United States Patents listed below and any corresponding US patent issued therefrom, including all reissues, divisionals, continuations, reexaminations and extensions thereof, together with all corresponding foreign patents, extensions, supplemental protection certificates and applications corresponding thereto now issued or issued during the term of the license agreement and which directly relate to UW Technology. A patent or patent application shall cease to be a UW Patent Right when any of the following occur: a) it expires; b) it is abandoned; or c) it is held to be unenforceable by a court of competent jurisdiction from which no appeal can be taken. Issued patents as of the Effective Date are:

United States Patent Number:     US6,043,225
Title:                           Diagnosis and Treatment of Arterial Chlamydial
                                 Granuloma
Application Date:                3/28/2000
Assignee:                        University of Washington and Allan Shor*

United States Patent Number:     US5,830,874
Title:                           Diagnosis and Treatment of Arterial Chlamydial
                                 Granuloma
Application Date:                11/3/1998
Assignee:                        University of Washington and Allan Shor*

United States Patent Number:     US5,424,187
Title:                           Diagnosis and Treatment of Arterial Chlamydial
                                 Granuloma
Application Date:                6/13/1995
Assignee:                        University of Washington and Allan Shor*

* Exclusively controlled by University of Washington under separate agreement with Shor evidence of which is given in Appendix B.

2.4 "Technical Information" shall mean any technical facts, data, or advice, written or oral (in the form of information contained in patents and patent applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and other materials) directly related to UW Technology and which is owned or in the possession of University, delivered to Company by University and not subject to third party rights.

2.5 "Field of Use" shall mean Diagnosis and Treatment of Arterial Chlamydial Granuloma, which includes related arterial and coronary diseases or disorders caused or influenced by chlamydial infections.

3. Grant of Option, Exercise of Option, and Option Period.

3.1 Grant. Provided that Company complies with obligations set forth under this Agreement, University hereby grants to Company a time-limited option to negotiate a royalty-bearing,

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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limited-term, worldwide exclusive license on commercially reasonable terms under the UW Patent Rights in the Field of Use to make, have made, use, sell, and offer to sell products that use or are derived from the UW Patent Rights in the Field of Use.

     3.1.1 The option granted above, and any license granted pursuant thereto, is subject to a reserved right by the University, with the right to non-exclusively sublicense to non-profit institutions, to make, have made, and use products, processes, or other subject matter covered by the UW Patent Rights, UW Technology or Technical Information for internal research, instructional and/or other academic purposes. University shall have the right to use the UW Patent Rights, UW Technology or Technical Information for its own internal, research, including sponsored research and academic collaborations during the term of this Agreement. University shall also have the right to publish any information included in the UW Patent Rights, UW Technology or Technical Information or any information that may result from their research in this area.

     3.1.2 Article 3.1 notwithstanding, Company acknowledges that UW Patent Rights involve federal research funding. Company acknowledges that University has obligations ("Obligations") under federal law, and actions taken by University to fulfill such obligations shall not be deemed inconsistent with University's obligations under this Agreement nor any license agreement granted pursuant thereto. Company acknowledges that Obligations include, without limitation, the granting of a worldwide non-exclusive, royalty-free license for any such UW Patent Rights, by University to the United States Government, and a statement of United States Government patent rights on all the patents and patent applications within the UW Patent Rights. Company acknowledges that any and all determinations of federal funding involvement shall be made solely by University and University's determination shall be honored by Company.

3.2 Option Period/Option Period Extension. The option shall expire on the earlier of either (a) execution of a license or (b) 1 year from the Effective Date of the Agreement. If at the one (1) year anniversary of the Effective Date of the Agreement the option has not been exercised, the Company shall have the right to extend the option period ("Option Period Extension") for a fee of [***] dollars ([***]USD) for an additional year. The Option Period Extension shall expire the earlier of either (a) execution of a license or
(b) one (1) years from the Effective Date of the extension.

3.3 Commercialization Prohibited During the term of this Agreement. Company shall have the right to use the UW Patent Rights and Technical Information for research only. Company is expressly prohibited from selling any products or services or developing any salable product or service based on the UW Patent Rights or Technical Information until such time as a license agreement has been fully executed between the parties.

3.4 Mutual Confidentiality. During the Option Period, Company shall maintain the UW Technology, UW Patent Rights and Technical Information in confidence and refrain from disclosing information related to UW Technology, UW Patent Rights or Technical Information to a third party. In no event shall Company disclose, or otherwise use UW Technology, UW Patent Rights or Technical Information in connection with any patent application filed or on behalf of the Company. Company agrees to restrict the use of UW Technology, UW Patent Rights and Technical Information exclusively to the terms of this Agreement, provided that such restriction does not include information that is in the public domain or which company can show as derived prior to or independently from information received from University. University's OTL (Office

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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Technology of Licensing) shall maintain in confidence and refrain from disclosing proprietary Company information, including strategic business plans, information regarding research, research plans, experimental results or other proprietary information regarding the business of the Company to the extent permitted by law. The University of Washington is a governmental agency of the state of Washington and is subject to the Washington Public records Act, RCW
42.17.250 et seq., and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University's obligations defined under RCW 42.17. University shall provide notice to Company in a timely manner such that Company is afforded sufficient time to review such documents and/or seek a protective order, at Company's expense. The responsibility for protecting the Confidential Information shall reside exclusively with Company utilizing the procedures described in RCW 42.17.330

3.5 Exercise of Option. If Company wants to exercise the option hereunder it must provide written notice to University within the term of this Agreement and provide the University with an acceptable development plan that is similar in scope and substance to that outlined in Exhibit A attached hereto. The Parties agree to negotiate the terms of a license in good faith.

4. Option Fee and Payments.

4.1 Fee. As consideration for the option granted by University to Company for the Option Period, Company agrees to pay to University a non-refundable, non-creditable option fee of [***] Dollars (US$[***]), due within thirty (30) days of the Effective Date of this Agreement.

4.2 Patent Prosecution and Cost Recovery

     4.2.1 During the Option Period, University, or its designee, shall have sole control over the filing, prosecution and maintenance of any and all patent applications included in UW Patent Rights, whether pending or not yet filed as of the Effective Date of this Agreement, and of the maintenance and other management of any and all issued patents included in UW Patent Rights

     4.2.2 During the Option Period, University shall keep Company informed of the status of any and all new patents and/or patent applications that are part of UW Patent Rights Company may provide comments to University on courses of action with respect to the filing of new patent applications relating to UW Technology, prosecution of patent applications, and/or management of patents in UW Patent Rights, provided University shall have exclusive authority to prosecute and maintain UW Patent Rights

     4.2.3 Company agrees to reimburse University for all fees and costs related to the filing, prosecution and maintenance of patent applications, including, without limitation, interference, oppositions, and reexaminations, and maintenance and defense of patents, in patent fees and costs relating to UW Patent Rights, whether incurred prior to the execution of this Agreement or during the term of this Agreement. Such fees and costs shall not include costs incurred by the University in the use of its own resources, such as employee time, and shall not extend to patenting fees and costs incurred by University after termination of this Agreement. Company agrees to pay invoices for previously incurred fees and costs submitted by University in the amount of Forty Thousand Eight Hundred and Forty-nine Dollars and Two cents ($40,849.02USD) according to the following schedule:

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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                    -    Six (6) Months after the Effective date of this
                         Agreement: Twenty Thousand Four Hundred and Twenty-five Dollars and Fifty-two Cents ($20,425 52USD);

                    -    Twelve (12) Months after the Effective Date of this
                         Agreement: Twenty Thousand Four Hundred and Twenty-five Dollars and Fifty-two Cents ($20,425 52USD)

5. Termination

5.1 Termination by Company. Company has the right to terminate this Agreement provided that Company gives University sixty (60) days prior written notice of termination. Termination will be effective sixty (60) days from the date University receives such notice.

5.2 Termination by University. University shall have the right to terminate this Agreement, including the option granted to Company in Article 3.1, effective immediately upon written notice of termination to Company in the event that Company fails to meet the obligations of Articles 3.3, 3.4, 4.1, or 4.2.3 under this Agreement and such failure or breach continues unremedied for a period of sixty (60) days after receipt by Company of written notice thereof from University. Termination will be effective sixty (60) days after the date Company receives such notice and only in the event that Company does not cure the failure or breach within that sixty (60) day period;

5.3 Automatic Termination. This Agreement, and the option granted to Company hereinabove, shall terminate immediately in the event that (a) Company seeks liquidation, reorganization, dissolution or winding-up of itself, is insolvent or evidence exists as to its insolvency, or Company makes any general assignment for the benefit of its creditors; (b) a petition is filed by or against Company, or any proceeding is initiated by or against Company, or any proceeding is initiated against Company as debtor, under any bankruptcy or insolvency law; or
(c) receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of Company's assets or property.

6. License Terms.

Upon University's receipt of notice and a development plan reasonably acceptable to University pursuant to Article 3.5, University and Company shall enter into good faith negotiations regarding the terms of a license agreement.

7. Miscellaneous Provisions.

7.1 Limitation of Liability of University. No term or provision of this Agreement shall be construed as a warranty or representation by University concerning the validity, scope or value of UW Technology, UW Patent Rights or Technical Information. With respect to the subject matter of this Agreement, Company and University are independent contractors and neither shall be deemed to be an agent, employee, partner, nor joint-venturer of the other for any purpose.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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7.2 Indemnification. Company agrees to indemnify, hold harmless and defend
University, its regents, officers, inventors, employees, students, and agents ("Indemnified Parties") against any and all claims, causes of action, lawsuits, or other proceedings ("Claims") and losses, damages, costs, fees and expenses ("Costs") filed, instituted, resulting from or arising out of the design, process, manufacture or use by any person or party, of any Company Products based on UW Patent Rights, UW Technology or Technical Information. Company agrees to such indemnification even though such Claims or Costs related thereto result in whole or in part from the negligence of any of the Indemnified Parties or are based upon doctrines of strict liability or products liability. Such indemnity shall not, however, apply to Claims arising from the gross negligence or intentional misconduct of any Indemnified Party. This indemnification clause shall survive the termination of this Agreement.

7.3 Entire Agreement. The Parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the Parties hereto as to the subject matter hereof and supersedes any and all prior written and oral agreements, understandings or offers. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by authorized representatives of both Company and University.

7.4 Choice of Law/Venue. Because University is an agency of the state of Washington, the Parties agree that this Agreement shall be governed by and interpreted in accordance with the laws of the state of Washington, regardless of choice of law provisions. The parties further agree that any claim related in any manner to the Agreement shall be instituted and commenced in, and venue shall be King County, Washington or the United States District Court for the Western District of Washington.

7.5 Severability. Should any provision of this Agreement be determined to be unenforceable or otherwise unlawful, then such provision shall be without effect, and the remaining terms of this Agreement will survive, as if such provision had not been included herein; and the Parties shall promptly meet to agree upon further terms which shall, within the confines of the law, most substantially satisfy the intention of the Parties as reflected by the ineffective provision.

7.6 Waiver. No delay or omission by either Party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either Party on any one occasion is effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

7.7 Notices and Reports. All notices, requests and other communications to Company or University hereunder shall be in writing (including fax only if transmittal sheet indicates confirmation), shall refer specifically to this Agreement and shall be personally delivered or sent by fax or other electronic transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, in each case to the respective addresses listed below (or to such address as may be specified in writing to the other party hereto):

If to Company:

Active Biotics, Inc.
198 Broadway Street
Cambridge, MA 02139
Attn: Chief Executive Officer

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

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Fax: 1-617-497-9688

If to University:

University of Washington
Office of Technology Licensing
1107 NE 45th St. Suite 200
Seattle, WA 98105
Attn: Director
Fax: (206)685-4767

7.8 Attorney's Fees. If any dispute shall arise under this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs of litigation from the other party.

7.9 No License. This Agreement does not grant Company a license to UW Technology, UW Patent Rights or Technical Information.

7.10 Use of Names, Trade Names and Trademarks. Nothing in this Agreement confers the right upon a party to use the trade name, trademark, or name of the other party in any advertising, publicity or other promotional activities, unless the express, written permission of the other party has been obtained. The use of the name "University of Washington," or any contraction, abbreviation, or simulation thereof, by Company is expressly prohibited without prior written approval.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

Company:


By: /s/ Chalom Sayada
    ------------------------------
    Name: Chalom Sayada, M.D, Ph.D
    Title: CEO
    Date: June 13th, 2002

University of Washington:


By: /s/ Anthony Claiborne
    ------------------------------
    Name: Anthony Claiborne
    Title: Director OTL
    Date: June 17, 2002

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

                                    EXHIBIT A

                                DEVELOPMENT PLAN

A Development Plan of the scope outlined below shall be submitted to the University of Washington ("University") within thirty (30) days of the execution of this Agreement. In general, the Development Plan should provide the University with a summary overview of the activities that Company believes are necessary to bring products based on either UW Technology or UW Patent Rights to the marketplace.

Development Program

Development Activities to be Undertaken
(please break activities into sub-units where appropriate with the anticipated date of completion of major milestones.)

Estimated Total Development Time

Governmental Approval (if applicable)

Types of submissions required

Government Agency (e.g. FDA, EPA, etc)

Proposed Market Research

Competitive Information

Potential Competitors

Potential Competitive Devices/Compositions

Known Competitor's plans, developments, technical achievements

D. Perceived Advantage Over Competitors

Anticipated Date of Product Launch

Total Length: approximately 2-3 pages.

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

                                    EXHIBIT B

              AGREEMENT BETWEEN UNIVERSITY OF WASHINGTON AND A SHOR

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                                                UW-ActiveBiotics
                                                              OTL#1169-1291129DL
                                                                       6/13/2002

                                   EXHIBIT 1.2

                                   Affiliates

As of the Effective Date, there are no Affiliates.

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TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  EXHIBIT 1.17

                     Issued patents as of the Effective Date

United States Patent Number:   6,043,225

Title:                         Diagnosis and Treatment of Arterial Chlamydial
                               Granuloma

Application Date:              3/28/2000

Assignee:                      University of Washington and Allan Shor*

United States Patent Number:   5,830,874

Title:                         Diagnosis and Treatment of Arterial Chlamydial
                               Granuloma

Application Date:              11/3/1998

Assignee:                      University of Washington and Allan Shor*

United States Patent Number:   5,424,187

Title:                         Diagnosis and Treatment of Arterial Chlamydial
                               Granuloma

Application Date:              6/13/1995

Assignee:                      University of Washington and Allan Shor*

* Exclusively controlled by University of Washington under separate agreement with Allan Shor

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                       25